Exhibit 99.1

[Graphic Omitted]
NASDAQ: WASH

Contact: Elizabeth B. Eckel
        Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 24, 2006
FOR IMMEDIATE RELEASE

Washington Trust Quarterly Earnings Up 12%

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (Nasdaq National Market; symbol: WASH), parent company of The Washington Trust Company, today announced first quarter 2006 net income of $6.1 million, an increase of 12 percent from the $5.4 million reported for the first quarter of 2005. On a per diluted share basis, the Corporation earned 44 cents for the first quarter of 2006, up 4 cents, or 10 percent, from the 40 cents earned for the same quarter in 2005. The returns on average equity and average assets for the three months ended March 31, 2006 were 15.09% and 1.01%, respectively, compared to 14.20% and 0.94%, respectively, for the same period in 2005.

“Washington Trust had a very good first quarter despite intense price competition and a challenging interest rate environment, stated John C. Warren, Washington Trust Chairman and Chief Executive Officer. He added, “A key to our success in the first quarter was a significant increase in wealth management and trust revenues, which were 83% higher than the first quarter last year.”

Warren also noted that the Bank has plans to open two new branches in 2007; a branch at 1195 Oaklawn Avenue in Cranston, RI and a branch in Warwick, RI. Warren stated, “We’ve had tremendous growth in Cranston and Warwick areas and these branches are part of our plan to expand our footprint in the Greater Providence market.” The opening of these branches is subject to regulatory approvals.

Net interest income is Washington Trust’s largest source of revenue, representing 62% of total revenue for the first quarter of 2006. Net interest income totaled $15.4 million, up 5% from the first quarter a year ago. The increase in net interest income is primarily attributable to growth in average earning assets and a higher amount of loans as a percentage of total interest-earning assets. The rise in short-term rates in the first quarter of 2006 caused deposit costs to rise, however, this was offset in part by higher yields on loans and securities. The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the three months ended March 31, 2006 amounted to 2.84%, unchanged from the fourth quarter of 2005, and up 8 basis points from the first quarter of 2005.

-M O R E-

Washington Trust
Page Two, April 24, 2006

Noninterest income, excluding gains on securities, comprised 38% of total revenue for first quarter of 2006, compared with 29% for the same period in 2005. Noninterest income amounted to $9.5 million for the three months ended March 31, 2006, an increase of 56% over the first quarter of 2005. This increase is primarily attributable to higher revenues from wealth management and trust services, mainly due to the acquisition of Weston Financial Group, Inc. in the third quarter of 2005.

Revenue from wealth management and trust services, the largest component of noninterest income, totaled $5.9 million, up $2.7 million, or 83%, from the first quarter of 2005. As previously stated, this increase was primarily attributable to the acquisition of Weston Financial Group, Inc. completed on August 31, 2005. Revenue from wealth management and trust services is largely dependent on the value of assets under administration and is closely tied to the performance of the financial markets. Assets under administration totaled $3.443 billion at March 31, 2006, up $171 million, or 5%, from $3.272 billion at December 31, 2005. The increase is due to business development efforts and financial market appreciation. Assets under administration at March 31, 2005, prior to the Weston acquisition, were $1.831 billion.

Noninterest expenses for the first quarter of 2006 increased $3.3 million, or 26%, over the first quarter a year ago. Approximately $1.9 million, or 59%, of this increase was attributable to the operating expenses of Weston Financial Group, Inc.

The Corporation’s effective tax rate for the first quarter of 2006 was 32.0%, unchanged from the rate during the same period in 2005 and down slightly from the effective rate of 32.7% recorded during the fourth quarter of 2005.

Total assets were $2.433 billion at March 31, 2006, up from $2.402 billion at December 31, 2005. Loan growth was relatively quiet in the first quarter, with total loans increasing by $16.9 million, or 1.2%. Total commercial and commercial real estate loans rose by $4.1 million, or 0.7%. Residential mortgages increased by $8.7 million, or 1.5%, which includes the effect of $11.8 million in purchased mortgages during the period. Consumer loans rose by $4.1 million, or 1.5%, led by growth in home equity loans. The securities portfolio was little changed, up $2.7 million, or 0.3% during the quarter.

Total deposits rose by $21.4 million, or 1.3%. Excluding a $22.0 million increase in brokered certificates of deposit, in-market deposits were down slightly by $641 thousand during the first quarter of 2006. This decrease reflects a seasonality trend whereby the Corporation has experienced outflow of demand deposit balances during the first quarter in recent years. Due to increases in short-term interest rates, the Corporation also experienced a continuation of a shift in the mix of deposits away from savings accounts and into

- M O R E -

Washington Trust
Page Three, April 24, 2006

premium money market accounts and certificates of deposit. Federal Home Loan Bank advances and other borrowings increased by $7.1 million during the quarter.

Asset quality, as measured by the level of nonperforming assets, remained strong in the first quarter of 2006. Nonperforming assets (nonaccrual loans and property acquired through foreclosure) totaled $2.3 million, or 0.09% of total assets, at March 31, 2006, compared to $2.4 million, or 0.10%, a year ago. Loan recoveries, net of charge-offs, amounted to $29 thousand in the first quarter of 2006, compared to net charge-offs of $13 thousand in the same period a year ago.

The allowance for loan losses was $18.2 million, or 1.29% of total loans, at March 31, 2006, compared to $17.1 million, or 1.32% of total loans, at March 31, 2005. The Corporation’s loan loss provision charged to earnings amounted to $300 thousand for the first quarter of 2006, unchanged from both the fourth quarter of 2005 and the first quarter of 2005.

Total shareholders’ equity amounted to $159.9 million at March 31, 2006, compared to $158.4 million at December 31, 2005. Book value per share as of March 31, 2006 and December 31, 2005 amounted to $11.92 and $11.86, respectively.

Washington Trust Chairman and Chief Executive Officer, John C. Warren, and David V. Devault, Executive Vice President, Secretary, Treasurer, and Chief Financial Officer, will host a conference call on Monday, April 24, at 4:30 p.m. (Eastern Time) to discuss the Corporation’s first quarter results. This call is being webcast by VCall and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com. A replay of the call will be posted in this same location on the website shortly after the conclusion of the call. You may also listen to a replay by dialing (877) 660-6853, and entering Account #: 286 and Conference ID #: 193942. The replay will be available until 11:59 p.m. on April 30, 2006.

Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut. Washington Trust Bancorp, Inc.’s common stock trades on The Nasdaq Stock Market® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrust.com.
# # #
This report contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The actual results, performance or achievements of the Corporation could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of wealth management and trust assets under administration, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements. The Corporation assumes no obligation to update forward-looking statements or update the reasons actual results, performance or achievements could differ materially from those provided in the forward-looking statements, except as required by law.

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Dollars and shares in thousands, except per share amounts)	2006	2005	2005

Operating Results
Net interest income	$15,415	$15,703	$14,621
Provision for loan losses	300	300	300
Net realized gains on securities	59	337	-
Other noninterest income	9,461	9,162	6,079
Noninterest expenses	15,704	15,766	12,444
Income tax expense	2,858	2,983	2,546
Net income	6,073	6,153	5,410

Per Share
Basic earnings	$0.45	$0.46	$0.41
Diluted earnings	$0.44	$0.45	$0.40
Dividends declared	$0.19	$0.18	$0.18

Weighted Average Shares Outstanding
Basic	13,386.8	13,352.4	13,282.7
Diluted	13,698.6	13,659.6	13,617.3

Key Ratios
Return on average assets	1.01%	1.03%	0.94%
Return on average equity	15.09%	15.63%	14.20%
Interest rate spread (taxable equivalent basis)	2.53%	2.53%	2.49%
Net interest margin (taxable equivalent basis)	2.84%	2.84%	2.76%

Allowance for Loan Losses
Balance at beginning of period	$17,918	$17,614	$16,771
Provision charged to earnings	300	300	300
Net (charge-offs) recoveries	29	4	(13)
Balance at end of period	$18,247	$17,918	$17,058

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY

	Mar. 31,	Dec. 31,	Mar. 31,
(Dollars and shares in thousands, except per share amounts)	2006	2005	2005
Period-End Balance Sheet
Assets	$2,432,765	$2,402,003	$2,342,138
Total securities	786,674	783,941	866,873
Loans:
Commercial and other:
Mortgages	277,851	291,292	260,058
Construction and development	35,599	37,190	31,060
Other	245,376	226,252	219,346
Total commercial and other	558,826	554,734	510,464
Residential real estate:
Mortgages	573,262	565,680	529,177
Homeowner construction	18,147	17,028	19,663
Total residential real estate	591,409	582,708	548,840
Consumer:
Home equity lines	157,769	161,100	157,752
Other	110,778	103,366	77,134
Total consumer	268,547	264,466	234,886
Total loans	1,418,782	1,401,908	1,294,190

Deposits:
Demand deposits	181,345	196,102	190,883
NOW accounts	179,027	178,677	180,240
Money market accounts	227,433	223,255	189,870
Savings accounts	202,395	212,499	248,852
Time deposits	870,420	828,725	719,202
Total deposits	1,660,620	1,639,258	1,529,047
Brokered deposits included in time deposits	222,118	200,115	207,652
Federal Home Loan Bank advances	556,051	545,323	639,874
Shareholders’ equity	159,880	158,446	149,225

Capital Ratios
Tier 1 risk-based capital	9.26%	9.06%	9.21%
Total risk-based capital	10.72%	10.51%	10.75%
Tier 1 leverage ratio	5.64%	5.45%	5.44%

Share Information
Shares outstanding at end of period	13,412.7	13,361.8	13,291.1
Book value per share	$11.92	$11.86	$11.23
Tangible book value per share	$7.90	$7.79	$9.44
Market value per share	$28.07	$26.18	$27.48

Credit Quality
Nonaccrual loans	$2,268	$2,414	$2,376
Other real estate owned, net	-	-	4
Nonperforming assets to total assets	0.09%	0.10%	0.10%
Nonaccrual loans to total loans	0.16%	0.17%	0.18%
Allowance for loan losses to nonaccrual loans	804.54%	742.25%	717.93%
Allowance for loan losses to total loans	1.29%	1.28%	1.32%

Assets Under Administration
Market value	$3,442,941	$3,271,756	$1,831,045

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	(Unaudited)
(Dollars in thousands)	March 31,	December 31,
	2006	2005
Assets:
Cash and due from banks	$42,781	$48,997
Federal funds sold and other short-term investments	29,794	17,166
Mortgage loans held for sale	2,211	439
Securities:
Available for sale, at fair value; amortized cost $627,902 in 2006 and $620,638 in 2005	621,516	619,234
Held to maturity, at cost; fair value $161,571 in 2006 and $162,756 in 2005	165,158	164,707
Total securities	786,674	783,941
Federal Home Loan Bank stock, at cost	34,966	34,966
Loans:
Commercial and other	558,826	554,734
Residential real estate	591,409	582,708
Consumer	268,547	264,466
Total loans	1,418,782	1,401,908
Less allowance for loan losses	18,247	17,918
Net loans	1,400,535	1,383,990
Premises and equipment, net	24,106	23,737
Accrued interest receivable	11,238	10,594
Investment in bank-owned life insurance	30,639	30,360
Goodwill	39,963	39,963
Identifiable intangible assets	14,004	14,409
Other assets	15,854	13,441
Total assets	$2,432,765	$2,402,003

Liabilities:
Deposits:
Demand deposits	$181,345	$196,102
NOW accounts	179,027	178,677
Money market accounts	227,433	223,255
Savings accounts	202,395	212,499
Time deposits	870,420	828,725
Total deposits	1,660,620	1,639,258
Dividends payable	2,551	2,408
Federal Home Loan Bank advances	556,051	545,323
Junior subordinated debentures	22,681	22,681
Other borrowings	6,108	9,774
Accrued expenses and other liabilities	24,874	24,113
Total liabilities	2,272,885	2,243,557

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 13,425,573 shares in 2006 and 13,372,295 in 2005	839	836
Paid-in capital	34,006	33,676
Retained earnings	130,257	126,735
Unearned stock-based compensation	-	(898)
Accumulated other comprehensive (loss) income	(4,903)	(1,653)
Treasury stock, at cost; 12,843 shares in 2006 and 10,519 in 2005	(319)	(250)
Total shareholders’ equity	159,880	158,446
Total liabilities and shareholders’ equity	$2,432,765	$2,402,003

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)	(Unaudited)

Three months ended March 31,	2006	2005
Interest income:
Interest and fees on loans	$21,897	$17,825
Interest on securities:
Taxable	8,412	8,434
Nontaxable	328	185
Dividends on corporate stock and Federal Home Loan Bank stock	677	619
Interest on federal funds sold and other short-term investments	115	55
Total interest income	31,429	27,118
Interest expense:
Deposits	10,238	6,932
Federal Home Loan Bank advances	5,359	5,549
Junior subordinated debentures	338	-
Other	79	16
Total interest expense	16,014	12,497
Net interest income	15,415	14,621
Provision for loan losses	300	300
Net interest income after provision for loan losses	15,115	14,321
Noninterest income:
Wealth management and trust services	5,882	3,212
Service charges on deposit accounts	1,119	1,011
Merchant processing fees	1,047	778
Income from bank-owned life insurance	279	272
Net gains on loan sales	276	487
Net realized gains on securities	59	-
Other income	858	319
Total noninterest income	9,520	6,079
Noninterest expense:
Salaries and employee benefits	9,619	7,459
Net occupancy	954	853
Equipment	799	882
Merchant processing costs	887	636
Outsourced services	518	413
Advertising and promotion	437	303
Legal, audit and professional fees	376	392
Amortization of intangibles	405	147
Other	1,709	1,359
Total noninterest expense	15,704	12,444
Income before income taxes	8,931	7,956
Income tax expense	2,858	2,546
Net income	$6,073	$5,410

Weighted average shares outstanding - basic	13,386.8	13,282.7
Weighted average shares outstanding - diluted	13,698.6	13,617.3
Per share information:
Basic earnings per share	$0.45	$0.41
Diluted earnings per share	$0.44	$0.40
Cash dividends declared per share	$0.19	$0.18

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS

	(Unaudited)
Three months ended March 31,	2006			2005
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Residential real estate loans	$589,837	$7,404	5.09%	$530,845	$6,505	4.97%
Commercial and other loans	556,013	10,254	7.48%	512,260	8,426	6.67%
Consumer loans	267,068	4,289	6.51%	230,728	2,939	5.17%
Total loans	1,412,918	21,947	6.30%	1,273,833	17,870	5.69%
Federal funds sold and
other short-term investments	10,178	115	4.62%	10,670	55	2.10%
Taxable debt securities	737,563	8,412	4.63%	830,738	8,434	4.12%
Nontaxable debt securities	35,177	504	5.81%	19,132	284	6.01%
Corporate stocks and FHLB stock	49,344	761	6.26%	52,852	723	5.54%
Total securities	832,262	9,793	4.77%	913,392	9,496	4.22%
Total interest-earning assets	2,245,180	31,739	5.73%	2,187,225	27,366	5.07%
Non interest-earning assets	149,361			126,180
Total assets	$2,394,541			$2,313,405
Liabilities and Shareholders’ Equity:
NOW accounts	$170,421	$67	0.16%	$171,108	$78	0.18%
Money market accounts	228,305	1,607	2.85%	196,577	841	1.73%
Savings deposits	204,768	287	0.57%	248,957	377	0.61%
Time deposits	851,298	8,277	3.94%	688,878	5,636	3.32%
FHLB advances	547,391	5,359	3.97%	655,564	5,549	3.43%
Junior subordinated debentures	22,681	338	6.04%	-	-	-
Other	7,017	79	4.64%	1,507	16	4.24%
Total interest-bearing liabilities	2,031,881	16,014	3.20%	1,962,591	12,497	2.58%
Demand deposits	179,954			182,281
Other liabilities	21,759			16,113
Shareholders’ equity	160,947			152,420
Total liabilities and shareholders’ equity	$2,394,541			$2,313,405
Net interest income (FTE)		$15,725			$14,869
Interest rate spread			2.53%			2.49%
Net interest margin			2.84%			2.76%